Exhibit 10.1


                         NATIONAL PENN BANCSHARES, INC.
                            CAPITAL ACCUMULATION PLAN

                                AMENDMENT 1997-1
                             Effective April 1, 1997


The National Penn Bancshares, Inc. Capital Accumulation Plan (the "Plan") is amended as follows:

1. Section 2.4.2(f) is amended by changing the vesting schedule for the Matching Account to read as follows:

                                Matching Account
      Years of Service                            Percent Vested

      Less than 1 Year                                  0%
      1 but less than 2                                25%
      2 but less than 3                                50%
      3 or more                                       100%

2.   The second paragraph of Section 2.5.5 is amended to read as follows:

     A Participant may, upon written request, request a distribution of part or all of his balance in his Predecessor Employer A, B, and C accounts or Rollover Account at any time.

3. The last sentence of the second paragraph of Section 2.5.6 is amended to read as follows:

     And effective, April 1, 1997, a Participant may request a hardship withdrawal of his vested amount from his Non-Elective Account. A Participant can also request a hardship withdrawal of any Qualified Non-Elective Contributions which were made before January 1, 1986.

4. The second paragraph of Section 3.11.3 is amended to replace "Employee" with "Plan Participant" wherever it appears in this paragraph.